UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2017 (July 20, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 – OTHER EVENTS.

On July 14, 2017, Tauriga Sciences, Inc. (the “Company”) agreed to settle the outstanding litigation brought by Crystal Research Associates, LLC (“Crystal Research”) against the Company. The terms of the settlement are set forth below.

An aggregate of $31,450 in cash will be paid by the Company to Crystal Research as follows: (i) $8,000 within two days of July 14, 2017 and (ii) $3,350 on the 15th day of each month beginning on August 15, 2017 and continuing until February 15, 2018. Additionally, the Company agreed to grant Crystal Research 11,000,000 shares of the Company’s common stock (the “Settlement Shares”). The Settlement Shares will be “restricted securities” as defined by Rule 144 of the Securities Act of 1933, as amended.

As of the date of this Current Report on Form 8-K, the Company has paid to Crystal Research the $8,000 and the first two monthly payments of $3,350. In the event the Company defaults on the payment terms, the Company shall owe to Crystal Research $48,000 (less any payments previously made) plus the value of the Settlement Shares as of the date of issuance.

As disclosed in the Annual Report on Form 10-K filed with the Securities and Exchange Commission by the Company on July 7, 2017, Crystal Research filed an action against the Company in Supreme Court of the State of New York, County of New York (Index No. 161962/2015), on December 9, 2015 alleging that the Company owed to Crystal Research a total of $48,000. This money that Crystal Research alleged was owed is related to a March 13, 2014 “Public Relations Services” contract entered into by the Company’s previous Chief Executive Officer, Dr. Stella Sung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2017

TAURIGA SCIENCES, INC.

	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer